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Exhibit 3.30

Certificate of Incorporation

of

Nations, Inc.

THIS IS TO CERTIFY THAT there is hereby organized a corporation under and by virtue of N. J. S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

        FIRST:    The name of the corporation is Nations, Inc.

        SECOND:    The address of the corporation's initial registered office is Route 66 & Garden State Parkway, P.O. Box 1229, Asbury Park, N.J. 07712.

        The name of the registered agent at such address is Stephen C. Carton, Esq.

        THIRD:    The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N. J. S. 14A: 1-1 et seq.

        FOURTH:    The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares of capital stock without par value.

        FIFTH:    The number of directors constituting the initial Board of Directors of this corporation is three (3).

        The name and address of each person who is to serve as such Director is:

    John Parrigin, 355 South Lake Dr., Brick Town, N.J. 08723
    Robert D. Legere, 29 Riveredge Rd., Tinton Falls, N.J. 07724
    John D. Connolly, 16 Apple Orchard Dr., Tinton Falls, N.J. 07724

        SIXTH:    The name and address of the incorporator is Capitol Information Service, Inc., 156 West State Street, Trenton, N.J. 08608.

        In Witness Whereof, each individual incorporator, being over eighteen years of age has signed this certificate; or if the incorporator be a corporation has caused this certificate to be signed by its duly authorized officers this 16th day of December 1981.

/s/ JONATHAN M. BLOCK Jonathan M. Block, Executive Vice President Capitol Information Service, Inc. 156 West State Street Trenton, N.J. 08608
FILED FOR:	George A. Bariscillo, Jr., Esq. Carton, Nary, Witt & Arvanitis Route 66 & Garden State Parkway P.O. Box 1229 Asbury Park, N.J. 07712

0100156625
FILED
DEC 16 1981
DONALD LAN
SECRETARY OF STATE

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  Exhibit 3.30
Certificate of Incorporation of Nations, Inc.